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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  March 17, 2000



                       Leap Wireless International, Inc.
             (Exact name of registrant as specified in its charter)



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
          Delaware                         0-29752                         33-0811062
(State or Other Jurisdiction       (Commission File Number)    (I.R.S. Employer Identification No.)
     of Incorporation)
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    10307 Pacific Center Court, San Diego, California                  92121
         (Address of Principal Executive Offices)                    (Zip Code)



      Registrant's telephone number, including area code:  (858) 882-6000
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On March 17, 2000, Leap Wireless International, Inc., a Delaware corporation (the "Company"), and an indirect subsidiary of the Company, Cricket Communications, Inc. ("Cricket"), completed the acquisition of substantially all of the assets of Chase Telecommunications Holdings, Inc. ("CTH"). The acquisition was effected pursuant to that certain Asset Purchase Agreement dated as of December 24, 1998 (the "Asset Purchase Agreement"), by and among the Company, CTH, Chase Telecommunications, Inc. ("ChaseTel"), Anthony Chase, an individual, and Richard McDugald, an individual. Prior to completion of the acquisition, the Company owned 7.2% of the outstanding common stock of CTH.

     Pursuant to the Asset Purchase Agreement, the Company acquired all of the outstanding common stock of ChaseTel Licensee Corp. ("Licensee"), and Cricket acquired substantially all of the other assets of CTH, including all of the outstanding common stock of ChaseTel. The Company and Cricket acquired the assets in exchange for: (a) $6.3 million in cash; (b) a five-year warrant to purchase 1% of the outstanding common stock (643,068 shares) of Cricket Communications Holdings, Inc., a subsidiary of the Company which owns Cricket, with an aggregate exercise price of $1.0 million; (c) the return to CTH of shares of CTH common stock held by the Company and all outstanding warrants to purchase CTH common stock held by the Company; and (d) a future cash payment of up to $41 million (plus certain fees and expenses) to be based on the earnings of the wireless telecommunications business developed using the PCS licenses acquired from CTH during the fifth full fiscal year following the acquisition.

     The terms of the acquisition, including the purchase price, were established through arms-length negotiations between the Company and CTH.

     The Company and Cricket acquired the CTH assets subject to outstanding indebtedness: (a) to QUALCOMM Incorporated in the amount of approximately $29 million; (b) to Cricket in the amount of approximately $77 million; and (c) to the Federal Communications Commission in the principal amount of approximately $79 million. Concurrently with the completion of the acquisition, the outstanding indebtedness to QUALCOMM Incorporated was repaid with the proceeds of borrowings under Cricket's credit facility with Lucent Technologies Inc. and the outstanding indebtedness to Cricket was forgiven.

     The primary assets of CTH consisted of the common stock of ChaseTel, an operating company owning wireless telecommunications networks in Chattanooga and Nashville, Tennessee, the common stock of Licensee, which holds 11 FCC C-Block PCS licenses (each of 15MHz) in Tennessee and surrounding states, and the common stock of ChaseTel Real Estate Holding Company, Inc., which owns certain real property interests in Tennessee. Prior to the acquisition, these assets were used to provide wireless telecommunications services and the Company and Cricket intend to continue such uses for the acquired assets.


ITEM 5.  OTHER EVENTS.

     At a meeting on March 30, 2000, the Board of Directors of the Company (the "Board") approved an amendment (the "Amendment") to the Company's stockholder rights plan



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(the "Rights Plan"). Under the Rights Plan, the Board previously declared a dividend in September 1998 of one preferred stock purchase right (a "Right") for each outstanding share of the Company's common stock, $.0001 par value per share.

     As a result of the Amendment, the exercise price of each Right was increased from $90.00 to $350.00 per Right, subject to adjustment. Each Right entitles stockholders to buy one one-thousandth of a share of Series A Junior Participating Preferred Stock at an exercise price of $350.00, subject to customary anti-dilution adjustments, upon the triggering event of a person (the "Acquirer") acquiring, or making a tender or exchange offer for, 15% or more of the Company's outstanding common stock. Each Right entitles its holder, other than the Acquirer, to purchase shares of the Company's common stock with a market value of twice the Right's exercise price. In addition, if another company acquires the Company in a merger or other business combination, or if the Company sells more than 50% of its consolidated assets or earning power, these Rights will entitle the Company's stockholders, other than the Acquirer, to purchase, for the exercise price, shares of the common stock of the acquiring company having a market value of two times the exercise price.

     The description and terms of the Rights are more fully set forth in a Rights Agreement, dated as of September 14, 1998, as the same may be amended from time to time, between the Company and Harris Trust Company of California, as Rights Agent, as filed with the Securities and Exchange Commission as Exhibit
4.1 to the Company's Current Report on Form 8-K on September 18, 1998.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.

          The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K not later than 60 days after April 3, 2000.

     (b)  Pro Forma Financial Information.

          The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than 60 days after April 3, 2000.

     (c)  Exhibits.

          2.1 Asset Purchase Agreement, dated December 24, 1998, by and among Chase Telecommunications Holdings, Inc., Chase Telecommunications, Inc., Anthony Chase, Richard McDugald and Leap Wireless International, Inc. (incorporated herein by reference to Exhibit 10.20 to the Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1998, as filed with the Securities and Exchange Commission on January 14, 1999).

          99.1 Press Release, dated March 20, 2000.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2000                    Leap Wireless International, Inc.



                                        By: /s/ JAMES E. HOFFMANN
                                           -------------------------------
                                           James E. Hoffmann
                                           Senior Vice President, General
                                           Counsel and Secretary



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                                  Exhibit Index


Exhibit Number                   Description
--------------                   -----------

2.1 Asset Purchase Agreement, dated December 24, 1998, by and among Chase Telecommunications Holdings, Inc., Chase Telecommunications, Inc., Anthony Chase, Richard McDugald and Leap Wireless International, Inc. (incorporated herein by reference to Exhibit 10.20 to the Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1998, as filed with the Securities and Exchange Commission on January 14,
                  1999).

99.1              Press Release, dated March 20, 2000.